Exhibit 10.12d

ASSUMPTION AGREEMENT

ASSUMPTION AGREEMENT, dated as of September 21, 2007, made by Equipment Valve & Supply, Inc., a Texas Corporation (the “Additional Grantor”), in favor of Lehman Commercial Paper Inc. (“LCPI”), as administrative agent for (i) the banks and other financial institutions and entities parties to the First Lien Credit Agreement referred to below, and (ii) the other Secured Parties (as defined in the First Lien Guarantee and Collateral Agreement (as hereinafter defined)). All capitalized terms not defined herein shall have the meaning ascribed to them in such First Lien Credit Agreement.

W I T N E S S E T H:

WHEREAS, Edgen Murray II, L.P., a Delaware limited partnership (“Holdings”), Edgen Murray Co., a Nevada corporation (which will merge with and into Edgen Murray Corporation, a Nevada corporation, on the Closing Date) (the “US Borrower”), Edgen Murray Cayman Corporation, a Cayman exempted company, the several banks and other financial institutions or entities from time to time parties thereto, Lehman Brothers Inc. and Jefferies Finance LLC, as joint lead arrangers and joint bookrunners, LCPI, as syndication agent, the administrative agent and as UK security agent, have entered into a First Lien Credit Agreement, dated as of May 11, 2007 (as amended, restated, supplemented, replaced or otherwise modified from time to time, the “First Lien Credit Agreement”);

WHEREAS, in connection with the First Lien Credit Agreement, the US Borrower, Edgen Murray LLC, a Delaware limited liability company, Holdings and certain of its Subsidiaries (other than the Additional Grantor) have entered into the First Lien Guarantee and Collateral Agreement, dated as of May 11, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “First Lien Guarantee and Collateral Agreement”) in favor of (A) LCPI as Administrative Agent for the Secured Parties and (B) LCPI, as UK Security Agent for the UK Secured Parties;

WHEREAS, the First Lien Credit Agreement requires the Additional Grantor to become a party to the First Lien Guarantee and Collateral Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the First Lien Guarantee and Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1.        First Lien Guarantee and Collateral Agreement.    By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.14 of the First Lien Guarantee and Collateral Agreement, hereby becomes a party to the First Lien Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules 1 to 9 to the First Lien Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the First Lien

Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2.        GOVERNING LAW.    THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW RULES THAT WOULD RESULT IN APPLICATION OF A DIFFERENT GOVERNING LAW.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

EQUIPMENT VALVE & SUPPLY, INC.

By:	/s/ David L. Laxton, III
	Name:	David L. Laxton, III
	Title:	Vice President and Secretary

[The annex to this agreement has been omitted. The registrant hereby agrees to furnish supplementally a copy of the omitted annex to this agreement to the Securities and Exchange Commission upon its request.]